SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                                FORM 8-K

                               CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

               Date of Event Requiring Report: January 22, 2004


                               telcoBlue, Inc.
                           (Exact Name of Registrant)


     Delaware                                 43-1798970
--------------------                      --------------------
 (State of Incorporation)              (I.R.S. Employer ID Number)


                           3166 Custer Dr., #101
                           Lexington, KY 40517
                           ---------------------
      (Address of Principal Executive Offices including Zip Code)

                               859-245-5252
                               -------------
                          (Issuer's Telephone Number)

                             1004 Depot Hill Rd.
                             Broomfield, CO 80020
                            ----------------------
                         (Former Address of Registrant)




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Pursuant to the terms of the Agreement Plan of Reorganization dated January 15, 2004, James N. Turek, the President and CEO of Promotional Containers Manufacturing, Inc., a private Nevada corporation, received 28,700,000 common shares of telcoBlue, which presently represents 84% of telcoBlue's issued and outstanding common stock.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 22, 2004, we acquired all the issued and outstanding stock of PCM in exchange for 28,700,000 shares of telcoBlue, Inc. common stock through a tax-free stock exchange, the terms and conditions which are set forth in an Agreement and Plan of Reorganization dated January 15, 2004.

PCM owns 100% interest in GMB, a professional photo packaging company (Folios/Photo Mounts and Wedding Albums). GMB, since its beginning in 1906, has expanded its product offerings from photomounts and other related paper packaging items to padded folios, wedding albums, baby albums, and today offers more than 2,000 products to its current clients.

ITEM 5.   OTHER EVENTS

Mr. Daymon Bodard resigned as the former President and Director of TELCO, and Dominic Martinez and Dan Motsinger resigned respectively as directors in connection with the Agreement and Reorganization dated January 15, 2004. Prior to their resignations, James N. Turek was appointed as the President, Director and CEO; Edward Garstka was appointed as Treasurer, CFO and Director; James Toohey was appointed as Vice-President and Director, and James Bonn as Secretary to fill the vacancies in the Board of Directors created by the resignations of Messrs. Bodard, Martinez and Motsinger.

BIOGRAPHIES

President, CEO & Director- James N. Turek, age 58, is President of Wicklund Holdings Co., a company that presently trades on the Pink Sheet stock exchange. Prior to establishing Wicklund, he was President of International Plastics Group. Before International Plastics Group, he served as President of three major convention and travel destinations. He began his career as a Corporate Financial Advisor working directly for the controller of McDonnell Douglas, Corporation. Upon the successful completion of his responsibilities, he was made Director of Convention, Print, Media, Travel, and Cinema Photography for McDonnell Douglas Corp. with responsibilities for all US and International Component companies. The scope of responsibility included commercial and military aircraft, weapon systems, space
(NASA), MAC electronics, holography, voice synthesizing, MAC DAC (the largest computer facility in the US for McDonnell Douglas Corp.) scheduling, grading, interactive graphics, and school systems product, positioning, marketing, and representation.

CFO, Treasurer & Director - Edward J. Garstka, CFO, age 53, has more than 20 years of experience in accounting, finance, and operations within several different industries including automotive, electronics and specialty chemicals. Prior to joining WHC/PCI, he was CFO of a venture funded medical device/technology company. Mr. Garstka also played a key role as an outside consultant in several turnarounds. He began his career as a computer auditor/consultant with KPMG. He held senior financial/operations positions with Lear Corporation and Johnston Controls-two of the largest tier one automotive suppliers in the world-were he had divisional responsibility for accounting/finance, vendor sourcing/purchasing, customer service/distribution, and facility maintenance. Mr. Garstka also held senior audit/analyst positions with Northwest Industries, Morton Thiokol, and Gould Corporation and is a Certified Public Accountant.

Vice-President & Director - James P. Toohey, age 62, is President of International Marketing Consultants. Prior to setting up his consulting company, he was President and CEO of Imperial Home Decor Group, the world's largest manufacturer and marketer of wallpaper. Before his Imperial Decor Group responsibilities, he was the President of Hallmark International and a corporate officer of Hallmark Cards, Inc., the world's largest publisher of greeting cards and related personal communications products. He was responsible for directing all activities outside the US in more than 100 countries. During his thirty plus years with Hallmark Cards, he had a wide range of responsibilities including sales management, personnel, product development, creative, marketing, manufacturing, and distribution.

Secretary - James B. Bonn, age 72, has practiced law and accounting for nearly 40 years. As a lawyer and CPA, Mr. Bonn was responsible for the contracts division of the United States Navy. He spent several years in accounting and as an auditor for Peat, Marwick, Mitchell & Co. During the past ten years, Mr. Bonn has been in private practice specializing in corporate tax and related legal matters.

Key Management Personnel:

William C. Kelly, PHD, age 62, has been a leader in the plastics industry for 36 years, with a PHD in Organic Chemistry and B.S.'s in Chemistry and Mathematics. Dr. Kelly has built a reputation as one of America's leading plastics product and material developers. He is published by the Harvard School of Business. He has most recently acted as a private consultant to many major companies. His past includes: heading Medisorbs Technologies Medical Devices, was responsible for Wellman Inc.'s 900MM in recycling sales, business development, for Ashland Chemical Company, and started his career with E.I. duPONT de NEMOURS & Co. Inc. serving as a Market, Technical, and Product Development Specialist.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired.

The financial information required to be filed as part of this Current Report on Form 8-K will be filed no later than 60 days from the date of the Merger as an amendment to this Report.

b)  Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this Current Report on Form 8-K will be filed no later than 60 days from the date of the Merger as an amendment to this Report.

Exhibits:

(c)(1)Agreement and Plan of Reorganization between Telco Blue and Promotional Containers Manufacturing, Inc.
(2) The Press Release of Telco Blue, Inc., dated January 22, 2004, captioned "Telco Blue, Inc. Announces Completion of its Acquisition of PCM, Inc.", is filed as an exhibit to this report pursuant to this Item 7.(c).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized this 6th day of February 2004 at Lexington, Kentucky.



By /s/James N. Turek
------------------------------
      James N. Turek, President,
      CEO & Director